EXHIBIT 99.3

Execution Version

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Master Servicer

and

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
Primary Servicer

PRIMARY SERVICING AGREEMENT

Dated as of June 1, 2012

J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-CIBX
Commercial Mortgage Pass-Through Certificates Series 2012-CIBX

TABLE OF CONTENTS
(continued)

		Page

Section 6.09	Protection of Confidential Information	31
Section 6.10	Intention of the Parties	31
Section 6.11	Third Party Beneficiary	31
Section 6.12	Successors and Assigns; Assignment of Agreement	31
Section 6.13	Waivers	32
Section 6.14	Exhibits	32
Section 6.15	General Interpretive Principles	32
Section 6.16	Complete Agreement	32
Section 6.17	Further Agreement	32
Section 6.18	Amendments	32
Section 6.19	Non-Solicitation	32

EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B	PRIMARY SERVICER’S OFFICER’S CERTIFICATE
EXHIBIT C	POOLING AND SERVICING AGREEMENT
EXHIBIT D	RESERVED
EXHIBIT E	QUARTERLY SERVICING CERTIFICATION
EXHIBIT F	FORM OF ACCOUNT CERTIFICATION
EXHIBIT G	FORM OF COLLECTION REPORT
EXHIBIT H	FORM OF CERTIFICATE OF INSURANCE
EXHIBIT I	NEW LEASE INFORMATION
EXHIBIT J	MONTHLY SERVICING ACCOUNTS CERTIFICATE

This is a Primary Servicing Agreement (the “Agreement”), dated as of June 1, 2012, by and between MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, having an office at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, and its successors and assigns (the “Primary Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

W I T N E S S E T H:

WHEREAS, J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”), the Master Servicer, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), TriMont Real Estate Advisors, Inc., as senior trust advisor (the “Senior Trust Advisor”), Wells Fargo Bank, National Association, as certificate administrator (the “Certificate Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”), have entered into that certain Pooling and Servicing Agreement dated as of June 1, 2012, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall master service certain mortgage loans and related subordinate companion loans on behalf of the Trustee; and

WHEREAS, Section 3.22 of the Pooling and Servicing Agreement authorizes the Master Servicer to enter into this agreement with the Primary Servicer whereby the Primary Servicer shall service certain of such mortgage loans, Subordinate Companion Loans and/or AB Whole Loans, as applicable, listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (the “Mortgage Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein and in the Incorporated Sections, the following terms have the meanings assigned to them in this Section 1.01:

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to each Mortgage Loan and the most recently ended Due Period prior to the due date of such report, the information described on Exhibit G attached hereto.

“Incorporated Sections” shall have the meaning specified in Section 3.01(b) of this Agreement.

“JPM” shall mean JPMorgan Chase Bank, National Association and its successors in interest.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Primary Servicer Certificate Account” shall have the meaning set forth in Section 3.01(c)(8) of this Agreement.

“Primary Servicer Remittance Amount” shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Primary Servicer Collection Account as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount transferred from the REO Account (if established) to the Primary Servicer as of such date, to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer, and (iv) if and to the extent not previously remitted to the Master Servicer, any amounts deposited by the Primary Servicer pursuant to Section 3.01(c)(24) of this Agreement; net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.11 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(19) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicer Reporting Date” shall mean the first Business Day after each Determination Date.

“Primary Servicing Fee” shall mean, with respect to each Mortgage Loan and REO Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(19) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to each Mortgage Loan, the rate that corresponds to such Mortgage Loan set forth on Exhibit A hereto under the heading “Primary Servicing Fee %.”

“References Modification” shall have the meaning specified in Section 3.01(b) of this Agreement.

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01     Contract for Servicing; Possession of Mortgage Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans.  On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File (including without limitation, any original letter of credit) in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Certificateholders. The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be in a custodial capacity only for the sole purpose of facilitating the servicing or the supervision of servicing of the related Mortgage Loan pursuant to this Agreement.   Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified in accordance with its customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the Trustee. The Primary Servicer shall release from its custody any portion of the Servicing File or the Mortgage File retained or held by it only in accordance with this Agreement and, to the extent incorporated herein, the Pooling and Servicing Agreement. Within 20 days following the Closing Date the Primary Servicer shall provide to the Master Servicer a certification executed by a duly authorized officer of the Primary Servicer, certifying to the Master Servicer as to the original letters of credit held by the Primary Servicer and identifying the letters of credit, the amounts of the letters of credit and the Mortgage Loans to which they relate.  The Primary Servicer shall hold the original of each letter of credit relating to a Mortgage Loan in trust on behalf of the Trust in order to draw on such letter of credit on behalf of the Trust.  The Primary Servicer shall forward a copy of each letter of credit to the Master Servicer.  During the term of this Agreement, the Primary Servicer will also provide to the Master Servicer a copy of any lease, amendments to Mortgage Loan documents and other documents related to the Mortgaged Property securing the related Mortgage Loan or related to the Mortgage Loan as soon as possible after receipt or execution thereof, as applicable.  References in this Section 2.01 to the Primary Servicer possessing the Mortgage File are not intended to imply that the Primary Servicer is the primary custodian of the Mortgage File, but rather such references are contained in this Section 2.01 solely because the Primary Servicer may from time to time, have possession of one or more documents in the Mortgage File in connection with certain servicing duties but shall return or forward the original of such documents upon receipt to the Master Servicer and shall maintain a copy of such document as necessary for servicing the Mortgage Loan.

Section 2.02     Notice of Breach of Representations and Warranties; Repurchase Request.

Following its receipt from the Depositor, the Master Servicer shall provide a copy of the JPM Mortgage Loan Purchase Agreement to the Primary Servicer.  The Primary Servicer shall promptly notify in writing the Master Servicer upon becoming aware of any breach of any representations and warranties contained in the JPM Mortgage Loan Purchase Agreement or a document defect that could give rise to a cure or repurchase obligation.  The Primary Servicer shall cooperate with the master servicer in pursuing its obligations to make a repurchase claim against the related Mortgage Loan Seller.  The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers or receives notice alleging a Defect or a Breach or receives a Repurchase Request or a withdrawal of a Repurchase Request.  Within five (5) Business Days after receipt, the Primary Servicer shall provide to the Master Servicer a copy of any written Repurchase Request received by the Primary Servicer and thereafter shall promptly provide to the Master Servicer such other information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.02(g) of the Pooling and Servicing Agreement.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS

Section 3.01     Primary Servicer to Service.

(a)           The Primary Servicer, as an independent contractor, shall service and administer the Mortgage Loans pursuant to this Agreement in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

(b)           The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement specifically incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Senior Trust Advisor, the Underwriters, the Directing Certificateholder, the Rating Agencies, the Certificateholders and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods (other than any period during which the Primary Servicer is the Special Servicer solely with respect to matters on which the Primary Servicer can deal directly with the Special Servicer as provided in Section 3.01(c)(16) & (26) of this Agreement)) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein.  Without limiting the foregoing, and subject to Section 3.21 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer all of the Mortgage Loans that are not Specially Serviced Mortgage Loans; provided, however, that the Primary Servicer shall continue to receive payments (and provide notice to the Master Servicer of such payments), collect information and prepare and deliver reports to the Master Servicer required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as and to the extent as may be specifically provided for herein with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans) as are specifically provided for under Section 3.01(c) of this Agreement; provided, further, however, that if the Special Servicer is not, and is not an Affiliate of, the Primary Servicer, the Primary Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Primary Servicer to comply with such duties or the failure by the Special Servicer to otherwise comply with its obligations under the Pooling and Servicing Agreement.  All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21 of the Pooling and Servicing Agreement, as modified herein, and to the Special Servicer’s rights to service Specially Serviced Mortgage Loans.  Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Custodian, the

Depositor, the Underwriters, the Directing Certificateholder, the Senior Trust Advisor, the Rating Agencies, the Certificateholders, the 17g-5 Information Provider, and the Special Servicer (other than with respect to matters on which the Primary Servicer can deal directly with the Special Servicer as provided in Section 3.01(c)(16) & (26) of this Agreement and solely during any period in which the Primary Servicer is the Special Servicer) in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder, and (iii) references to the Mortgage Loans, as defined in the Pooling and Servicing Agreement, each the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans in this Agreement (such modification of the Incorporated Sections (and in the defined terms used therein) pursuant to clauses (i), (ii) and (iii) of this sentence shall be referred to herein as the “References Modification”). In each case where the Master Servicer is given any power to act under the provisions of the Incorporated Sections, such power is hereby delegated to the Primary Servicer to the extent necessary to perform its obligations under this Agreement and subject to the restrictions contained in this Agreement.  With respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement which are not being performed by the Primary Servicer under this Agreement, the Primary Servicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

(c)           The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)           Section 1.02.  The determination as to the application of amounts collected in respect of any Mortgage Loan, in the absence of express provisions in the related Mortgage Loan documents or to the extent that such terms authorize the lender to use its discretion, shall be made by the Master Servicer.

(2)           Section 3.01.  Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify on a quarterly basis, starting with the quarter ending September of 2012, within thirty (30) days of the end of such quarter the information on each Mortgage Loan as required by, and in the form of, Exhibit E attached hereto pursuant to Section 3.01(c)(22) of this Agreement. In addition, without limiting the generality of the foregoing, the Primary Servicer shall take all necessary action to continue all UCC Financing Statements in favor of the originator of each Mortgage Loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.  Notwithstanding the foregoing, the Primary Servicer’s authority with respect to waivers, modifications, prepayments, defeasance and certain other matters is restricted as provided in Section 3.01(c)(16), & (26) of this Agreement and is restricted to the same extent as the Master Servicer’s actions are restricted by Section 6.07 of the Pooling and Servicing Agreement. The Primary Servicer shall notify the Master Servicer of any costs and expenses due or incurred by the Primary Servicer relating to any modifications to or assignment of the related letter of credit as contemplated by Section 3.01 of the Pooling and Servicing Agreement (A) if the related Mortgage Loan documents do not require the related Mortgagor to pay such costs and expenses or, relating to any modifications to or assignment of the related letter of credit, or (B) if the related Mortgage Loan documents require the related Mortgagor to pay such costs and expenses, and such Mortgagor fails to pay such costs and expenses after the Primary Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor.  Upon such notice and to the extent that the Mortgage Loan Seller is required under the applicable Mortgage Loan Purchase Agreement to pay such costs and expenses, the Master Servicer shall request the Mortgage Loan Seller to pay such costs and expenses. If the Mortgage Loan Seller does not pay such costs and expenses, the Master Servicer shall reimburse the Primary Servicer, to the extent permitted under the Pooling and Servicing Agreement, such amounts as Servicing Advances or as servicing expenses from the Certificate Account. Upon receipt of any such payment from the Mortgage Loan Seller, the Master Servicer shall forward such payment to the Primary Servicer.  Upon request by the Primary Servicer, the Master Servicer shall coordinate with the applicable Mortgage Loan Seller as contemplated by Section 3.01(f) of the Pooling and Servicing Agreement if a letter of credit is required to be drawn upon earlier than the date the applicable Mortgage Loan Seller has notified the provider of such letter of credit pursuant to Section 3.01(f) of the Pooling and Servicing Agreement.

(3)           Section 3.02.  The Primary Servicer may not waive any Penalty Charges or Default Interest that the Master Servicer is permitted to waive under Section 3.02(a) of the Pooling and Servicing Agreement without the consent of the Master Servicer. The Primary Servicer shall promptly (but in no event later than thirty (30) days after the related receipt thereof) forward to the Master Servicer a copy of all operating statements, income statements, budgets and rent rolls collected by the Primary Servicer. The Primary Servicer shall promptly notify the Master Servicer of any defaults known, or that should reasonably be known, under the Mortgage Loans, collection issues or customer issues that may result in the related Mortgage Loan becoming a Specially Serviced Mortgage Loan.

(4)           Section 3.03(a).  Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify to the information on each Mortgage Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in September of 2012, within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(22) of this Agreement.

(5)           Section 3.03(b).  The creation of any Servicing Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of any Servicing Account.

(6)           Section 3.03(c).  The Primary Servicer shall not be obligated to make any Servicing Advances, except as provided in the following sentence. The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan that it is responsible for servicing under the Pooling and Servicing Agreement (which notice shall include any and all information in its possession, and any additional information reasonably requested by the Master Servicer); provided, however, that with respect to any Servicing Advance required to be made on an urgent or emergency basis such that the Primary Servicer is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such Servicing Advance, the Primary Servicer shall make such Servicing Advance and the Master Servicer shall reimburse the Primary Servicer for such Servicing Advance within five (5) Business Days of receipt of written request therefor and interest thereon at the Reimbursement Rate without regard to the Master Servicer’s determination of recoverability. In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance.

(7)           Section 3.03(e).

(8)           Section 3.04(a).  The Primary Servicer shall establish a custodial account (hereinafter the “Primary Servicer Certificate Account”), meeting all of the requirements of the Certificate Account under the Pooling and Servicing Agreement, and references to the Certificate Account shall be references to such Primary Servicer Certificate Account.  The creation of any Primary Servicer Certificate Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Certificate Account.  Notwithstanding the third paragraph of Section 3.04(a) of the Pooling and Servicing Agreement, the Primary Servicer shall deposit into the Primary Servicer Certificate Account and include in its Primary Servicer Remittance Amount all Default Interest, any late payment fees, Modification Fees, defeasance fees, assumption fees, loan service transaction fees, assumption application fees, extension fees, consent fees, Prepayment Interest Excess, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Mortgagors that constitute additional servicing compensation and/or additional special servicing compensation (in each case, other than those to which the Primary Servicer is entitled pursuant to Section 3.01(c)(19) of this Agreement). Any amounts of additional Special Servicing Compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer. For purposes of the penultimate paragraph of Section 3.04(a) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Certificate Account.

(9)           Section 3.04(b) of the Pooling and Servicing Agreement is not incorporated herein. With respect to each Distribution Date, the Primary Servicer shall deliver to the Master Servicer on or before the Primary Servicer Remittance Date the Primary Servicer Remittance Amount as of the related Determination Date.  Each remittance required to be made by the Primary Servicer to the Master Servicer on the Primary Servicer Remittance Date shall be made by wire transfer and shall be made by

2:00 p.m. Charlotte, North Carolina time on such date.  Each month by 2:00 p.m. Charlotte, North Carolina time, on the first Business Day after receipt of any Primary Servicer Remittance Amount between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Primary Servicer Remittance Amount for such date.  Each month by 2:00 p.m. Charlotte, North Carolina time, on the first Business Day after receipt of any amounts which constitute delinquent payments on any Mortgage Loan, the Primary Servicer shall forward to the Master Servicer by wire transfer all such amounts collected by the Primary Servicer and not previously remitted to the Master Servicer. Section 3.01(c)(22) of this Agreement sets forth certain reporting requirements with respect to such remittances. Subsection (ii) of the third paragraph of Section 3.04(b) of the Pooling and Servicing Agreement is not incorporated herein. Compensating Interest Payments are as modified by Section 3.01(c)(24) of this Agreement.

(10)         Reserved.

(11)         Section 3.05(a) is not incorporated herein.  The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)         to remit to the Master Servicer for deposit in the Certificate Account (or the applicable subaccount thereof) the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) of the Pooling and Servicing Agreement and Section 3.01(c)(9) of this Agreement;

(ii)        to pay to itself earned and unpaid Primary Servicing Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, the Primary Servicer’s right to payment of its Primary Servicing Fee pursuant to this clause (ii) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (in each case whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

(iii)       to pay to itself, as additional servicing compensation in accordance with Section 3.11(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Certificate Account as provided in Section 3.01(c)(12) of this Agreement (but only to the extent of the Net Investment Earnings with respect to the Primary Servicer Certificate Account for the period from and including the prior Primary Servicer Remittance Date to and including such Primary Servicer Remittance Date);

(iv)       to clear and terminate the Primary Servicer Certificate Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(v)        to remove any amounts deposited in the Primary Servicer Certificate Account in error.

All withdrawals from the Primary Servicer Certificate Account shall be subject to the application and requirements of Section 3.05(e) of the Pooling and Servicing Agreement.  The Master Servicer shall provide written notice to the Primary Servicer if Section 3.05(e) of the Pooling and Servicing Agreement would be applicable to any withdrawals from the Primary Servicer Certificate Account and if such notice is given after the applicable withdrawals from the Primary Servicer Certificate Account, such withdrawals will be adjusted to reflect the requirements of Section 3.05(e) of the Pooling and Servicing Agreement.  The Primary Servicer shall keep and maintain separate accounting records, on a Mortgage Loan-by-Mortgage Loan basis, reflecting amounts allocable to each Mortgage Loan and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Primary Servicer Certificate Account. Upon written request, the Primary Servicer shall provide to the Master Servicer such records.

(12)           Section 3.06 of the Pooling and Servicing Agreement is not incorporated herein.  The Primary Servicer may invest funds in the Primary Servicer Certificate Account and/or any Servicing Account maintained by the Primary Servicer on the same terms as the Master Servicer may invest funds in the Certificate Account and any Servicing Account, and subject to the same rights, restrictions and obligations regarding maturity dates, gains, losses, withdrawals, possession or control of Permitted Investments and Permitted Investments payable on demand.  Without limiting the generality of the foregoing, any investment of funds in the Primary Servicer Certificate Account and/or any Servicing Account shall be made in the name of the Trustee (in its capacity as such).

(13)           Section 3.07(a).  References to the Certificate Account shall be references to the Primary Servicer Certificate Account.  With respect to the Mortgage Loans and Specially Serviced Mortgage Loans, all insurance policies caused to be maintained by the Primary Servicer hereunder shall also name the Master Servicer as loss payee; in the following form: “Wells Fargo Bank, National Association, as Master Servicer on behalf of U.S. Bank National Association, as Trustee for the benefit of the Certificateholders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-CIBX, Commercial Mortgage Pass-Through Certificates, Series 2012-CIBX, c/o Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer, its successors and assigns ‘ATIMA’.” Within thirty (30) days after the Closing Date, the Primary Servicer shall forward to the Master Servicer, for each Mortgage Loan and any AB Whole Loan, a fully completed certificate of insurance in the form of Exhibit H attached hereto. Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loans on a quarterly basis starting for the quarter in September of 2012, within thirty (30) days of the end of such quarter as required by, and in the form of,

Exhibit E attached hereto, pursuant to Section 3.01(c)(22) of this Agreement. The Primary Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts.  Except as provided in Section 3.01(c)(16) of this Agreement, after receipt of notice from the Special Servicer of any determination by the Special Servicer that a default is an Acceptable Insurance Default, the Master Servicer shall notify the Primary Servicer of such determination.

(14)           Section 3.07(b).  References to the Certificate Account shall be references to the Primary Servicer Certificate Account.

(15)           Section 3.07(c) and (d).  The Primary Servicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s reasonable request a certificate of insurance or other evidence of such fidelity bond and errors and omissions insurance (or self-insurance). The Primary Servicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance (or self-insurance).

(16)           Section 3.08.  (A) For so long as the Primary Servicer is the Special Servicer, and subject to Section 3.01(d) of this Agreement, the Primary Servicer shall perform the obligations of the Master Servicer under such Sections 3.07 and 3.08 of the Pooling and Servicing Agreement (including dealing directly with, and obtaining the consent of, the Special Servicer on matters for which the Pooling and Servicing Agreement requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in Section 3.08 of the Pooling and Servicing Agreement and Section 3.01(d) of this Agreement; provided, however, that the Primary Servicer shall copy the Master Servicer on all correspondence to the Special Servicer and the Mortgagor regarding such matters and the Primary Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and shall forward such package to the Master Servicer. The Master Servicer (not the Primary Servicer) will deal with the Rating Agencies to the extent required by Section 3.08 of the Pooling and Servicing Agreement. The Primary Servicer shall promptly provide copies of any waivers, approvals, assumptions, transfers or other actions contemplated by Section 3.08 of the Pooling and Servicing Agreement (other than defeasance) it effects pursuant to this Section to the Master Servicer and the Master Servicer will provide notice or copies to the 17g-5 Information Provider and Rating Agencies to the extent required by the Pooling and Servicing Agreement. The Primary Servicer shall promptly forward all requests for defeasance to the Master Servicer. The Master Servicer will deal directly or communicate directly with the Mortgagor in connection with any defeasance.

(B) Notwithstanding the foregoing, in the event that the Primary Servicer is no longer the Special Servicer, the Primary Servicer will not permit or consent to any assumption, transfer or other action contemplated by Section 3.08 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer, and the provisions of this clause (B) shall apply. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.08 of the Pooling and Servicing Agreement.  The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer and the Rating Agencies in connection with obtaining any necessary approval or consent from the Special Servicer. If the Master Servicer consents to any such assumption, transfer or other action, the Primary Servicer shall close such transaction. The Master Servicer will deal or communicate directly with the Mortgagor in connection with any defeasance.

(17)           Section 3.09.  References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.09 of the Pooling and Servicing Agreement; provided, however, with respect to any AB Whole Loan, the Primary Servicer shall promptly provide written notice to the related Subordinate Companion Loan Holder upon the occurrence of any AB Whole Loan event of default. On the last Business Day of each month, the Primary Servicer shall provide to the Master Servicer a CREFC Delinquent Loan Status Report, provided that the information set forth in such report shall be as of the close of business on the Business Day immediately preceding the delivery of such report.  Notwithstanding the foregoing, no CREFC Delinquent Loan Status Report shall be required under this Section 3.01(c)(17) in any month in which the Monthly Payments for all Mortgage Loans have been collected as of the related Determination Date.

(18)           Section 3.10.  The references to the Certificate Account in Section 3.10(a) of the Pooling and Servicing Agreement shall be references to the Primary Servicer Certificate Account.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Certificate Account.

(19)           Section 3.11(a).  References to the Servicing Fee shall be deemed to be references to the Primary Servicing Fee and references to the Servicing Fee Rate shall be deemed to be references to the Primary Servicing Fee Rate.  All references to the Certificate Account (or the applicable subaccount thereof) shall be references to the Primary Servicer Certificate Account.  The Primary Servicer shall be entitled to receive, as additional servicing compensation, to the extent the Master Servicer is entitled to such amounts under the Pooling and Servicing Agreement, (i) all investment income earned on amounts on deposit in the Primary Servicer Collection Account and certain Borrower Accounts (to the extent consistent with the related loan documents), (ii) 100% of any amounts collected by the Primary Servicer for checks returned for insufficient funds, demand fees or similar items with respect to the Mortgage Loans to the extent the Master Servicer is entitled to such items under Section 3.11(a) of the Pooling and Servicing Agreement, (iii) 50% of that portion of any Modification Fees, assumption fees, consent fees and similar fees and assumption application fees to which the Master Servicer is entitled under Section 3.11(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans, and (iv) 100% of that portion of any beneficiary statement charges to which the Master Servicer is entitled under Section 3.11(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans.  The Primary Servicer shall not be entitled to any defeasance fees, Prepayment Interest Excesses, Default Interest, Penalty Charges or other amounts not specifically addressed above in this Section 3.01(c)(19).

(20)           Section 3.11(b) and (c). References to the Special Servicer shall remain references to the Special Servicer. References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Sections 3.11(b) and (c) of the Pooling and Servicing Agreement. Any such fees referred to in Sections 3.11(b) and (c) of the Pooling and Servicing Agreement received by the Primary Servicer shall be paid by the Primary Servicer to the Master Servicer for distribution in accordance with the Pooling and Servicing Agreement.

(21)           Section 3.12(a), (b), (c) and (g).  The Primary Servicer shall promptly (but, in the case of inspections, in no event later than fifteen (15) days after completion of such inspection report or, in the case of operating statements, rent rolls, budgets and financial statements, in no event later than thirty (30) days after collection) forward to the Master Servicer a copy of all inspection reports prepared by the Primary Servicer and all operating statements, rent rolls, budgets and financial statements collected by the Primary Servicer. The Primary Servicer may engage a third party at its cost to perform property inspections and prepare property inspection reports without first obtaining the consent of the Master Servicer; provided, however, that the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for satisfactory completion of the inspections and reports as required by this Agreement. The Primary Servicer shall promptly update and forward each CREFC NOI Adjustment Worksheet and CREFC Operating Statement Analysis Report to the Master Servicer after receipt of the related financial statements and rent rolls.

(22)           Section 3.12(e) is not incorporated herein.  The Primary Servicer shall deliver to the Master Servicer, no later than 3:00 p.m. Charlotte, North Carolina time on the Primary Servicer Remittance Date, by electronic transmission in a format reasonably acceptable to the Primary Servicer and the Master Servicer, the CREFC Loan Periodic Update File with respect to the Mortgage Loans, each file providing the required information as of such Determination Date.  The Primary Servicer shall deliver to the Master Servicer by electronic transmission (in a format reasonably acceptable to the Primary Servicer and the Master Servicer), (a) on a monthly basis not later than 3:00 p.m. Charlotte, North Carolina time on each Primary Servicer Remittance Date, the Collection Report (the information therein to be stated as of the Determination Date) in the form of Exhibit G and (b) within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending September of 2012, the certification on the Mortgage Loans, including without limitation information regarding UCC Financing Statements, taxes, insurance premiums and ground rents, required by and in the form of Exhibit E attached hereto. The Primary Servicer shall deliver to the Master Servicer no later than 3:00 p.m. Charlotte, North Carolina time on the second Business Day of each month by electronic transmission in a format designated by the Master Servicer, a remittance report containing scheduled balance information for each Mortgage Loan reflecting the scheduled Monthly Payment for such month in the form of Exhibit G attached hereto. In addition, on each day that the Primary Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(9) of this Agreement, the Primary Servicer shall deliver to the

Master Servicer by electronic transmission in a format reasonably acceptable to the Primary Servicer and the Master Servicer, a report of the nature of such remittance in the form of Exhibit G attached hereto.  The Primary Servicer shall also prepare and deliver to the Master Servicer, not later than 3:00 p.m. Charlotte, North Carolina time on each Primary Servicer Remittance Date a certification in the form of Exhibit J attached hereto.

(23)           Section 3.15.

(24)           Section 3.19(a).  The Primary Servicer shall deposit all Compensating Interest Payments in the Primary Servicer Certificate Account on each Primary Servicer Remittance Date without any right of reimbursement thereof, but only if the amount due is due to the failure of the Primary Servicer to follow the related Mortgage Loan documents and with references in clause (ii) of the definition thereof to the Servicing Fee being references to the Primary Servicing Fee.

(25)           Sections 3.19(b) and (d) are not incorporated herein. Subject to the provisions of Sections 3.01(c)(16) and 3.01(c)(20) of this Agreement, the Primary Servicer shall provide to the Master Servicer all reports or notices with respect to the Mortgage Loans required to be delivered pursuant to Section 3.19(b) and Section 3.19(d) of the Pooling and Servicing Agreement from the Master Servicer. The Master Servicer shall provide any required documents to the 17g-5 Information Provider to the extent required in the Pooling and Servicing Agreement.

(26)           Section 3.20.  (A) For so long as the Primary Servicer is the Special Servicer, and subject to Section 3.01(d) of this Agreement, the Primary Servicer shall perform the obligations of the Master Servicer under such Section 3.20 of the Pooling and Servicing Agreement (including dealing directly with, and obtaining the consent of, the Special Servicer on matters for which the Pooling and Servicing Agreement requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in Section 3.20 of the Pooling and Servicing Agreement and Section 3.01(d) of this Agreement; provided, however, that the Primary Servicer shall copy the Master Servicer on all correspondence to the Special Servicer and the Mortgagor regarding such matters and the Primary Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and shall forward such package to the Master Servicer. The Master Servicer (not the Primary Servicer) will deal with the 17g-5 Information Provider and Rating Agencies to the extent required by Section 3.20 of the Pooling and Servicing Agreement. Notwithstanding the foregoing, with respect to any modification, extension, waiver, consent or other action contemplated by Section 3.20 of the Pooling and Servicing Agreement for which the Pooling and Servicing Agreement does not require the Master Servicer to obtain the consent or approval of the Special Servicer, the Primary Servicer shall not permit or consent to any such modification, extension, waiver, consent or other action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.20 of the Pooling and Servicing Agreement and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, the Primary Servicer shall close such transaction. The Primary Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all request for Principal Prepayments to the Master Servicer, along with a payoff statement setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.

(B) Notwithstanding the foregoing, in the event that the Primary Servicer is no longer the Special Servicer, the Primary Servicer shall not permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.20 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer, Section 3.20 of the Pooling and Servicing Agreement shall not be incorporated herein and the provisions of this clause (B) shall apply. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.20 of the Pooling and Servicing Agreement. If the Master Servicer consents to any such modification, extension, waiver, consent or other action, the Primary Servicer shall close such transaction. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer in connection with obtaining any necessary approval or consent from the Special Servicer. When forwarding a request for the approval of any lease or renewal or extension thereof, the Primary Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit I attached hereto. The Primary Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.  Sections 3.20(i), (j) and (k) of the Pooling and Servicing Agreement are not incorporated herein.  The Primary Servicer shall promptly forward all requests for defeasance to the Master Servicer.  The Master Servicer will deal directly with the Mortgagor in connection with any defeasance.

(27)           Section 3.21(a).  The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan.  The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer.  The Master Servicer shall promptly notify the Primary Servicer of any determination by the Master Servicer that a Servicing Transfer Event with respect to a Mortgage Loan has occurred.  Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Master Servicer shall promptly give the Primary Servicer notice thereof and the obligation of the Primary Servicer to service and administer such Mortgage Loan shall resume.

(28)           Sections 3.21(c) is not incorporated herein.  The Primary Servicer shall maintain ongoing payment records with respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan or an REO Property and shall timely provide the Master Servicer with any information required by it or the Special Servicer to perform their respective duties under the Pooling and Servicing Agreement.

(29)           Section 3.22.  References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.22 of the Pooling and Servicing Agreement.  Each and every one of the terms and conditions of Section 3.22 of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof.  The Primary Servicer may not enter into any new Primary Servicing Agreements in connection with the Mortgage Loans and shall directly service the Mortgage Loans in accordance with the terms and conditions of this Agreement.  Subject to Section 3.22 of the Pooling and Servicing Agreement, the Primary Servicer may delegate certain ministerial duties hereunder (such as inspections or insurance monitoring) to contractors; provided that the Primary Servicer shall remain responsible for the actions of such third-party contractors as if it were alone performing such actions and shall pay all fees and expenses of such third-party contractors.

(30)           Section 3.23.  Section 3.23(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Primary Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.”  The Primary Servicer hereby represents and warrants to the Master Servicer, as of the date hereof, that the Primary Servicer is authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans are situated, if and to the extent required by applicable law, to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under this Agreement and the Master Servicer’s obligations under the Pooling and Servicing Agreement.

(31)           Section 3.28(g) of the Pooling and Servicing Agreement is not incorporated herein. The Primary Servicer shall provide all such notices, reports, statements or other information to the Master Servicer.

(32)           Section 3.29.

(33)           Section 3.30.  Notwithstanding any provision herein to the contrary but subject to the last paragraph of this Section 3.01(c)(33) and except as required by law, the Primary Servicer shall not deliver any information to the 17g-5 Information Provider or make any request to a Rating Agency for a Rating Agency Confirmation; all such requests shall be made by, and as determined necessary by, the Master Servicer.  The Primary Servicer shall not communicate (orally or in writing) with any Rating Agency regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related Mortgagors or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and

Servicing Agreement.  The Primary Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Primary Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this paragraph and shall not deliver to any Rating Agency any report, notice, statement, request for Rating Agency Confirmation or other information the communication of which to the Rating Agencies is restricted by the Pooling and Servicing Agreement.

None of the restrictions in this Section 3.01(c)(33) prohibit or restrict oral or written communications, or providing information, between the Primary Servicer and a Rating Agency with regard to (i) such Rating Agency’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer, or (iii) such Rating Agency’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to the Rating Agency in connection with such review and evaluation by the Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; or (y) such information has already been provided to the Depositor and has been uploaded on to the 17g-5 Information Provider’s Website.

All information described in the initial paragraph of this Section 3.01(c)(33) will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement.  To the extent that the Master Servicer is required to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loans or the Primary Servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations.  Notwithstanding the foregoing restrictions in this Section 3.01(c)(33), the Primary Servicer may request that a Rating Agency provide a Rating Agency Confirmation with respect to accounts held at the Primary Servicer or an Affiliate of the Primary Servicer which Rating Agency Confirmation is required in order for an account held at the Primary Servicer or an Affiliate of the Primary Servicer to constitute an Eligible Account as contemplated by the definition of “Eligible Account” in the Pooling and Servicing Agreement; provided, however, that the Primary Servicer complies with the following requirements. Any such Rating Agency Confirmation request shall be in writing, with a cover letter indicating the nature of the request and shall include all information the Primary Servicer believes is reasonably necessary for the Rating Agency to make its decision. The Primary Servicer shall provide such Rating Agency Confirmation request to the Master Servicer by email, who shall promptly provide such Rating Agency Confirmation request to the 17g-5 Information Provider (with a copy to the Primary Servicer), and promptly, but not earlier than the second Business Day following such delivery to the 17g-5 Information Provider (or after the Master Servicer has determined that it is otherwise permitted under the Pooling and Servicing Agreement to send such request to the Rating Agency), the Primary Servicer shall send such Rating Agency Confirmation request to the Rating Agency (with a copy to the Master Servicer). To the extent that the Rating Agency makes an inquiry or initiates communications with the Primary Servicer regarding such Rating Agency Confirmation request, the Primary Servicer shall notify the Master Servicer of such inquiry or communication, and all responses to such inquiries or communications from the Rating Agency shall be made in writing by the Primary Servicer and shall be provided to the Master Servicer, who shall provide such response to the 17g-5 Information Provider (with a copy to the Primary Servicer) and promptly, but not earlier than the second Business Day following such delivery to the 17g-5 Information Provider (or after the Master Servicer had determined that it is otherwise permitted under the Pooling and Servicing Agreement to send such request to the Rating Agency), the Primary Servicer may provide such response to the Rating Agency (with a copy to the Master Servicer).

(34)           Section 3.31 is not incorporated herein. The Primary Servicer shall promptly provide the Master Servicer with any written notice regarding a change in a Subordinate Companion Loan Holder.

(35)           Reserved.

(36)           Section 4.03 is not incorporated herein. The Primary Servicer shall have no obligation to make P&I Advances.

(37)           Sections 11.01, 11.02, 11.03, 11.04, 11.05, 11.06, 11.07, 11.09, 11.10,  11.11, and 11.16.  The Primary Servicer shall cooperate fully with the Master Servicer and deliver to the  Master Servicer any and all statements, reports, certifications, records and any other information in its possession and necessary in the reasonable good faith determination of the Master Servicer, the Certificate Administrator, the Trustee or the Depositor to permit the Depositor to comply with the provisions of Regulation AB and the Master Servicer to comply with its obligations under Article XI of the Pooling and Servicing Agreement, together with such disclosures relating to the Primary Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor, the Certificate Administrator or the Master Servicer in good faith to be necessary in order to effect such compliance. For purposes of this Section 3.01(c)(37) of this Agreement, references to the Trustee, the Certificate Administrator or the Depositor in Article XI of the Pooling and Servicing Agreement shall not be deemed to be references to the Master Servicer but shall remain references to the Trustee, the Certificate Administrator or the Depositor, as applicable; provided that the Primary Servicer shall copy the Master Servicer on any notice, certificate or information provided to the Trustee, the Certificate Administrator or the Depositor pursuant to this Section 3.01(c)(37) of this Agreement.

With respect to any period that the Primary Servicer is a Servicing Function Participant or a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Primary Servicer shall perform all obligations under Section 11.02 of the Pooling and Servicing Agreement applicable to a Servicing Function Participant or such a servicer as contemplated by Item 1108(a)(2) of Regulation AB (including, without limitation, any obligation or duty the Master Servicer is required under Section 11.02 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a

Servicing Function Participant or such a servicer as contemplated by Item 1108(a)(2) of Regulation AB to perform).

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor and the Certificate Administrator) within the time provided in Section 11.04 of the Pooling and Servicing Agreement.

Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor and the Certificate Administrator) by March 1st (with a grace period through March 8th), commencing March 2013.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall provide a Performance Certification described in Section 11.06 of the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties, can reasonably rely) to the Master Servicer by March 1st (with a grace period through March 8th).  If the Primary Servicer is a Servicing Function Participant, such Performance Certification shall also be provided to the Certifying Person by the time required by the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant or an Additional Servicer, such Performance Certification shall be delivered only to the Master Servicer. In the event that any Subordinate Companion Loan is deposited into an Other Securitization, the Primary Servicer shall provide to the Master Servicer the annual certification in form and substance substantially similar to the applicable Performance Certification required pursuant to Section 11.06 of the Pooling and Servicing Agreement within 25 days of prior written request. In addition, the Primary Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 11.06 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 11.06 of the Pooling and Servicing Agreement.

Any Form 8-K Disclosure Information and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer, the Depositor and the Certificate Administrator within the time provided in Section 11.07 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is an Additional Servicer or Servicing Function Participant) shall deliver its Officer’s Certificate required by Section 11.09 of the Pooling and Servicing Agreement to the Master Servicer by March 1st (with a grace period through March 8th) each year.  If the Primary Servicer is an Additional Servicer or Servicing Function Participant, the Primary Servicer shall also deliver such Officer’s Certificate to the Certificate Administrator, the Trustee and Depositor within the time provided in Section 11.09 of the Pooling and

Servicing Agreement, and if the Primary Servicer is not an Additional Servicer or Servicing Function Participant, such Officer’s Certificate shall be delivered only to the Master Servicer.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall deliver the items required under Sections 11.10 and 11.11 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer by March 1st (with a grace period through March 8th) each year.  If the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator and Depositor within the time provided in Sections 11.10 and 11.11 of the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer.

The Primary Servicer shall deliver to the Master Servicer each financial statement of the Significant Obligor and update the following columns of the CREFC Loan Periodic Update File for the next applicable Distribution Date if the Primary Servicer receives such updated net operating income information at least ten (10) Business Days prior to the Determination Date related to such Distribution Date or (ii) the second succeeding Distribution Date if the Primary Servicer does not receive such updated net operating income information at least ten (10) Business Days prior to the Determination Date related to such Distribution Date:  BB, BP, BT and BU (corresponding fields 54, 68, 72 and 73), as such column references and field numbers may change from time to time. References to each of the Depositor and Certificate Administrator in Section 11.16(b) of the Pooling and Servicing Agreement shall remain a reference to such party. The Primary Servicer shall send notification to the Depositor and the Master Servicer if the Primary Servicer has not received the requisite financial information within five Business Days after the date such financial information is required to be delivered under the related Loan Documents. In addition, the Primary Servicer shall notify the Master Servicer at least 2 Business Days before the Officer’s Certificate under Section 11.16(b) of the Pooling and Servicing Agreement is required to be delivered that the Primary Servicer has been unable to obtain the required financial information and then deliver an Officer’s Certificate (addressed to the Master Servicer) to the Master Servicer evidencing its attempts to obtain this information by 11:00 a.m. (eastern) on the day such Officer’s Certificate is to be delivered to the Certificate Administrator and Depositor. The Master Servicer shall prepare its own Officer’s Certificate and shall deliver such Officer’s Certificate to the Certificate Administrator and Depositor in accordance with Section 11.16(b) of the Pooling and Servicing Agreement.

Subject to other provisions of this Agreement restricting the right of the Primary Servicer to retain subservicers or subcontractors, the provisions of Article XI of the Pooling and Servicing Agreement regarding retaining a “Primary Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any Primary Servicer, subcontractor or agent hired by the Primary Servicer to perform any of its obligations hereunder and the Primary Servicer shall comply with such provisions.

The Primary Servicer shall indemnify and hold harmless the Master Servicer and each Certification Party against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred arising out of (i) an actual breach by the Primary Servicer of its obligations under this Section 3.01(c)(37) or (ii) negligence, bad faith or willful misconduct on the part of the Primary Servicer in the performance of such obligations.  For any period during which the Primary Servicer is a Servicing Function Participant or Additional Servicer, the Primary Servicer shall indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance reports or attestation reports pursuant to this Agreement or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations or (iii) any failure by a Servicer (as defined in Section 11.02(b) of the Pooling and Servicing Agreement) to identify a Servicing Function Participant retained by it.  If the indemnification provided for in this paragraph is unavailable or insufficient to hold harmless any Certification Party or the Master Servicer, then the Primary Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the Certification Party or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Certification Party or the Master Servicer on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to this Section 3.01(c)(37).

(d)           For so long as the Primary Servicer is also the Special Servicer, Sections 3.01(c)(16)(A) and 3.01(c)(26)(A) of this Agreement shall apply; provided that in the event that the Primary Servicer, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits an “Event of Default” under the Pooling and Servicing Agreement in connection with the granting or withholding of any approval under such sections (including, without limitation, any approvals set forth in Section 3.08 of the Pooling and Servicing Agreement, Section 3.20 of the Pooling and Servicing Agreement and any approvals described in Section 3.01(c) of this Agreement), the Primary Servicer thereafter shall no longer be permitted to exercise the foregoing approval rights and shall thereafter be required to seek the approval of the Master Servicer, and Sections 3.01(c)(16)(B) and 3.01(c)(26)(B) of this Agreement shall apply. The Primary Servicer, in processing each of these transactions, shall apprise the Master Servicer from time to time of its actions. The Primary Servicer shall provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the Pooling and Servicing Agreement to oversee sub-servicers. Such cooperation shall include (without limitation) notifying the Master Servicer of any such transaction, and the Primary Servicer shall make itself available for teleconferences from time to time upon reasonable request of the Master Servicer in connection therewith. Immediately following the completion of each transaction, the Primary Servicer shall send the Master Servicer copies of all of the evaluation and approval documentation created in connection with such transaction.

Section 3.02     Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a national banking association under the laws of the United States.  The Primary Servicer shall continue to be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Primary Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to all or substantially all of the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a business entity whose business includes the servicing of mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated to the extent required by applicable law, (ii) must be listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Servicer, (iii) must be acceptable to the Master Servicer, which consent may not be unreasonably withheld, and (iv) shall have assumed in writing the obligations of the Primary Servicer under this Agreement; provided, further, however, that clause (iii) in the immediately preceding proviso shall not be required for a merger in which the Primary Servicer is the surviving entity under applicable law.

Section 3.03     Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the officers, directors, affiliates employees or agents of the Primary Servicer shall be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer or any such person  against any breach of representations or warranties made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence (or by reason of any specific liability imposed hereunder for a breach of the Servicing Standard) in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties.  The Primary Servicer and any officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action relates to its respective duties under this Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Trust Fund; provided, however, the Primary Servicer may, with the consent of the Master Servicer, undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, to the extent that the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom are reimbursable, and are reimbursed to the Master Servicer, by the Trust Fund pursuant to the Pooling and Servicing Agreement, the Primary Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand.  To the extent provided in Section 6.03 of the Pooling and Servicing Agreement, the Primary Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense, incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by the Primary Servicer by reason of willful misconduct, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder.  The Primary Servicer shall not have any rights of indemnification out of the Trust Fund except through the Master Servicer as described above and, in each case, to the full extent that the Master Servicer is permitted to indemnification from the Trust Fund under the Pooling and Servicing Agreement.  The Primary Servicer shall cooperate with the Master Servicer and the Master Servicer shall make reasonable efforts to obtain such recovery from the Trust pursuant to the Pooling and Servicing Agreement.

Section 3.04     Primary Servicer Not to Resign.

The Primary Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Primary Servicer and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer. Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.  In addition, the Primary Servicer shall have the right to resign or assign its servicing rights at any other time without consent by the Master Servicer; provided that (i) a willing successor thereto (including any such successor proposed by the Primary Servicer) reasonably acceptable to the Master Servicer has been identified, (ii) the Primary Servicer pays all costs and expenses in connection with such transfer, and (iii) the successor accepts appointment prior to the effectiveness of such resignation or assignment.

Section 3.05     No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loans hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Primary Servicer shall not either assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof (except as allowed by Section 3.01(c)(29) or Section 3.02 of this Agreement), or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer, which consent will not be unreasonably withheld or delayed. The Master Servicer hereby consents to the appointment of the limited sub-servicers (each a “Limited Sub-Servicer”) set forth on Schedule I hereto by the Primary Servicer for the Mortgage Loans identified on Schedule I (the “Sub-Serviced Loans”). Furthermore, in the event this Agreement is terminated by no fault of the Limited Sub-Servicer and the Sub-Serviced Loans continue to be serviced pursuant to the Pooling and Servicing Agreement, the Master Servicer and the applicable Limited Sub-Servicer shall use best efforts to enter into a limited sub-servicing agreement in form and substance reasonably satisfactory to such Limited Sub-Servicer and the Master Servicer with respect to the applicable Sub-Serviced Loans.  Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement or the servicing hereunder (the “Primary Servicing Rights”), the Primary Servicer shall allow the Master Servicer an opportunity to bid on the purchase of such Primary Servicing Rights. The Primary Servicer may also solicit bids from any other parties independent of the Primary Servicer.  If after receipt by the Primary Servicer of all bids, the Master Servicer is not the highest bidder, the Master Servicer will be given the opportunity to submit a second bid and final bid, which bid shall be given equal consideration with all other bids.

Section 3.06     Indemnification.

The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees, affiliates or agents) from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer, may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or Primary Servicer, as applicable, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or Primary Servicer, as applicable, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein by the Master Servicer or Primary Servicer, as applicable, or in the case of the Master Servicer, made in the Pooling and Servicing Agreement; provided, that such indemnity shall not cover indirect or consequential damages.  Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice.  Section 3.06 of this Agreement shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.

ARTICLE IV

DEFAULT

Section 4.01     Events of Default.

In case one or more of the following events (each, an “Event of Default”) by the Primary Servicer shall occur and be continuing, that is to say:

(i)           any failure by the Primary Servicer to deposit into the Primary Servicer Collection Account, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, or remit to the Subordinate Companion Loan Paying Agent for deposit into the related Subordinate Companion Loan Distribution Account, on the dates and at the times required by this Agreement, any amount required to be so deposited or remitted under this Agreement;

provided, however, that the Primary Servicer will have one (1) Business Day to remedy a failure to make such a deposit or remittance on the date and at the time required by this Agreement; or

(ii)           any failure on the part of the Primary Servicer to (a) timely provide to the Master Servicer the certification called for on Exhibit E attached hereto as required by this Agreement (which failure continues unremedied for ten (10) Business Days after notice (which may be given via facsimile or e-mail) of such failure shall have been given by the Master Servicer to the Primary Servicer), or (b) timely provide to the Master Servicer the Collection Report in compliance with the Servicing Standard and complete in all material respects which failure continues unremedied for one (1) Business Day after notice (which may be given via facsimile or e-mail) of such failure shall have been given by the Master Servicer to the Primary Servicer or, if earlier and if such failure is a total failure to deliver such report, one (1) Business Day after knowledge by the Primary Servicer of such failure); or

(iii)           any failure on the part of the Primary Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of twenty-five (25) days (or (A) with respect to any year that a report on Form 10-K is required to be filed, three (3) Business Days in the case of the Primary Servicer’s, obligations contemplated by Article XI of the Pooling and Servicing Agreement, or (B) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Primary Servicer by the Master Servicer; provided, however, if such failure is capable of being cured and the Primary Servicer is diligently pursuing such cure, such 25-day period will be extended an additional thirty (30) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting; or

(iv)           any breach on the part of the Primary Servicer of any representation or warranty contained in Section 3.23(a) of the Pooling and Servicing Agreement as incorporated herein, which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, if that breach is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such thirty (30) day period shall be extended for an additional thirty (30) days; or

(v)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days; or

(vi)           the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt,

marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

(vii)           the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(viii)           the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(ix)           Moody’s or DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn within fifty-five (55) days) and, in the case of either of clauses (A) or (B), cited servicing concerns with the Primary Servicer as the sole or material factor in such rating action; or

(x)           (1) so long as the Trust is subject to Exchange Act reporting requirements, any failure by the Primary Servicer to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that the Primary Servicer is required by this Agreement to deliver to the Trustee or the Master Servicer (after any applicable grace period), (2) the failure of the Primary Servicer to comply with any of the requirements under Article XI of the Pooling and Servicing Agreement applicable to the Primary Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act at the time of such report, certification or information is required under Article XI of the Pooling and Servicing Agreement or (3) the failure of the Primary Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

If any Event of Default shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer or, with respect to any Event of Default under clause (x) above, the Depositor, may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under Section 4.01 of this Agreement, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Primary Servicer hereby acknowledges that, solely with respect to any AB Whole Loan being serviced hereunder, the Subordinate

Companion Loan Holder shall be entitled to direct the Trustee to replace the Primary Servicer with a successor sub-servicer for the related AB Whole Loan pursuant to the second paragraph of Section 7.01(b) of the Pooling and Servicing Agreement (the “Successor Sub-Servicer”) following an Event of Default with respect to such AB Whole Loan. The Primary Servicer agrees that if it is terminated pursuant to Section 4.01 of this Agreement, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer or the Successor Sub-Servicer, if applicable, with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer or the Successor Sub-Servicer, if applicable, in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer or the Successor Sub-Servicer, if applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Certificate Account, any Certificate Account, any Servicing Account or any REO Account, or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the rate of Wells Fargo Bank, National Association cost of funds per annum, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

Section 4.02     Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03     Other Remedies of Master Servicer.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

ARTICLE V

TERMINATION

Section 5.01     Termination.

(a)           Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee): (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan or Mortgage Loans; or (v) upon termination of the Pooling and Servicing Agreement.

Section 5.02     Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to any or all of the Mortgage Loans as provided in Section 4.01 of this Agreement upon the occurrence of an Event of Default.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.03     Reserved.

Section 5.04     Termination of Duties with Respect to Specially Serviced Mortgage Loans.

At such time as any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Mortgage Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease in accordance with Section 3.01(c) of this Agreement.  The Primary Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Mortgage Loans to the extent set forth in Section 3.01 of this Agreement.  If a Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan, the Primary Servicer shall commence servicing such Corrected Mortgage Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01     Successor to the Primary Servicer.

Subject to Sections 3.04 and 3.05 of this Agreement, upon the termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Section 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02     Financial Statements.

The Primary Servicer shall, upon the request of the Master Servicer, make available its publicly available financial statements.  The Primary Servicer agrees that, on reasonable prior written notice, it will permit a representative of the Master Servicer, during the Primary Servicer’s normal business hours, reasonable access to examine all books of account, records, reports and other documents of the Primary Servicer relating to the Mortgage Loans and to make copies and extracts therefrom.

Section 6.03     Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans shall take place on the Closing Date.  The closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04     Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)           to be provided by the Primary Servicer:

(i)           this Agreement executed by the Primary Servicer;

(ii)          an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto; and

(iii)         the account certifications in the form of Exhibit F hereto required by Sections 3.01(c)(5) and (8) of this Agreement, fully completed; and

(b)           to be provided by the Master Servicer:

(i)           this Agreement executed by the Master Servicer; and

(ii)          the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(iii)         the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05     Notices.

Except as provided herein, all demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

Wells Fargo Bank, National Association Commercial Mortgage Servicing MAC D1086 550 South Tryon Street, 14th Floor Charlotte, North Carolina 28202 Attention: JPM 2012-CIBX Asset Manager

with a copy to:

Wells Fargo Bank, National Association Legal Department 301 S. College St., 30th Floor Charlotte, North Carolina 28202 Attention: Commercial Mortgage Servicing Legal Support – JPM 2012-CIBX

with a copy to:

Alston & Bird LLP Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, North Carolina 28280-4000 Attention: Stacy G. Ackermann, Esq.

(ii)	if to the Primary Servicer:

Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street, Suite 700

Overland Park, Kansas 66210 Attention: President

with copy to:

Stinson Morrison Hecker LLP 1201 Walnut Street Suite 2900 Kansas City, Missouri 64106-2150 Fax Number: (816) 412-9338 Attention: Kenda K. Tomes

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06     Consistency with Pooling and Servicing Agreement; Severability Clause.

To the extent this Agreement delegates duties of the Master Servicer to the Primary Servicer, this Agreement shall be subject to the provisions of the Pooling and Servicing Agreement, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07     Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 6.08     Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 6.09     Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that (a) it is appropriate for the Primary Servicer to do so in working with third-party vendors, property inspectors, legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement or (b) the Primary Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Primary Servicer (including the Mortgage Loans) so long as the Primary Servicer does not identify the owner of the Mortgage Loans or the Mortgagors.

Section 6.10     Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

Section 6.11     Third Party Beneficiary.

The Trustee, for the benefit of the Certificateholders, the Depositor, the Subordinate Companion Loan Holder and JPM shall each be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Depositor, JPM, the Trustee, the Trust Fund, the Subordinate Companion Loan Holder, or any Certificateholder shall have any duties, liabilities or obligations under this Agreement.

Section 6.12     Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. This Agreement may be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or any successor Master Servicer, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement (it being understood that any such obligations shall be the obligations of the terminated Master Servicer only).

Section 6.13     Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14     Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15     General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16     Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement.  All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17     Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18     Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer.  No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Primary Servicer hereunder shall be effective against the Primary Servicer without the express written consent of the Primary Servicer.

Section 6.19     No Partnership.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Primary Servicer shall be rendered as an independent contractor for the Master Servicer.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Nachette Hadden
Title: Vice President

JPMCC 2012-CIBX
Signature Page to Midland Primary Servicing Agreement

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMCC 2012-CIBX
Signature Page to Midland Primary Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Loan No./Property No.	Property Name	Cut-Off Date Loan Amount	Primary Servicing Fee %

A-1

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

The undersigned, David A. Eckels, Senior Vice President of PNC Bank, National Association, a national banking association (“PNC Bank”), on behalf of PNC Bank, hereby certifies in such capacity that:

1.           Each of the persons (the “Designated Officers”) listed on Schedule A attached hereto is now a duly appointed, qualified and acting officer of PNC Bank, who holds the office set forth opposite his or her name thereon, and an exact copy of such person’s genuine signature also appears opposite his or her name and title thereon.

2.           Attached hereto as Schedule B is a true, complete and correct copy of the By-laws of PNC Bank, and all amendments thereto as in full force and effect on the date hereof.

3.           Attached hereto as Schedule C is a true, complete and correct copy of a Certificate of Corporate Existence of PNC Bank issued by the Comptroller of the Currency.  To my knowledge and without further inquiry, no event has occurred since the date of such certificate which has affected the good standing of PNC Bank under the laws of the United States of America.

4.           Attached hereto as Schedule D is a true, complete and correct copy of the Articles of Association of PNC Bank, and all amendments thereto as in full force and effect as of the date hereof.

5.           The Designated Officers are authorized to execute and deliver on behalf of PNC Bank the Primary Servicing Agreement dated as of June 1, 2012, between Wells Fargo Bank, National Association, as Master Servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer with respect to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-CIBX, Commercial Mortgage Pass-Through Certificates, Series 2012-CIBX.

B-1

IN WITNESS WHEREOF, I have hereunto set my hand as Senior Vice President of PNC Bank as of the  ____ day of _____, ____.

By:
David A. Eckels Senior Vice President of a Division of PNC Bank, National Association

B-2

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously delivered.

C-1

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:

RE:      Series JPMC 2012-CIBX

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], we certify with respect to each mortgage loan serviced by us for Wells Fargo Bank, National Association that, as of the quarter ending ____________________ except as otherwise noted below:

●
All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

●
Based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, to the best of our knowledge, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

●
All necessary action has been taken to continue all UCC Financing Statements in favor of the originator of each mortgage loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.

●	All reserves are maintained and disbursed in accordance with the loan documents and no expired reserves exist.

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Securitization:

Sub Servicer:

New Account	Change of Account Information
Indicate purpose of account (check all that apply):
Principal & Interest	Deposit Clearing
Taxes & Insurance	Disbursement Clearing
Reserves (non-interest bearing)	Suspense
Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:
Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

FORM OF

COLLECTION REPORT

Series _______

Month of ____________

Master Services Loan #	Subservicers Scheduled Loan Due Date	Mtg Rate	Net Mtg Rate	Scheduled Beginning Balance	Schedule P&I Amount	Scheduled Principal Payment	Scheduled Interest Payment	Scheduled Service Fee	Curtailed Prepayment	Curtailed Prepayment Date	Prepayment Interest Excess/Short	Other Principal Adjustment	Actual Principal Payment	Actual Net Interest Payment	Actual Service Fees	Late Charges	Assumption Fees	Additional Fees	Payment Loan Status	Distribution Amount	Scheduled Ending Balance	Actual Loan Bal As of Distribution Date	Next Payment Due	Total Reserve Bal As Of Prior Month End	Date of Maturity

Totals				0.00	0.00	0.00	0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00	0.00		0.00

Prepared By Approved By	Loan Status
A - payment not received but still  in grace period
B - late payment but less than 1 month delinquent
O - Current
1 - One month delinquent
2 - Two months delinquent
3 - Three months delinquent
4 - Assumed Schedule Payment
5 - Prepaid in Full
6 - Specially Serviced
7 - In foreclosure
9  - REO
10 - DPO
11 - Modification

G-1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Primary Servicer:

RE:  JPMCC 2012-CIBX

Pursuant to the Primary Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, we certify with respect to each Mortgage Loan serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

[Exceptions:]

Servicing Officer	Date

H-1

EXHIBIT I

NEW LEASE INFORMATION

Loan #	Property Type:	Tenant:
Property Name/Address:
Term (Years, Months):	Sq Ft Gross Rentable:	Net Rentable
Begin Lease Date:	Retail
End Lease Date:	Office
Occupancy Date (if diff):	Other

Minimum Rent	(S/SF/YR)

		(Mo/Yr)	Escalation:	CPI	Other
Change to	on
Change to	on
Change to	on
Change to	on

Percentage Rent

% Amount	For	% Rent Due:
	For		Monthly
	Up to		Quarterly
	Up to		Annually

Breakpoint	(S/Yr)	Sales Report Due:

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes	Per
Insurance	Per
Cam	Per
HVAC	Per
Adver/Promo	Per
Per
Per
Management	Per

I-1

Renewal Options

Term	SF
Minimum rent	Gross Rentable
% Rent	Net Rentable

Landlord Costs
Alterations:
Commissions:
Moving Allowances:
Buyout Clauses:
Other:

Building Insurance Requirements
Tenant maintains fire & ED on building(s); will need coverage to renew Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation
N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:
Original Lease
Original Subordination Agreement

I-2

EXHIBIT J

MONTHLY SERVICING ACCOUNTS CERTIFICATION

Servicer:

RE:           Series JPMCC 2012-CIBX

Pursuant to the Primary Servicing Agreement(s) between Wells Fargo Bank, National Association and the above named Primary Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wells Fargo Bank, National Association that as of ________________ (Determination Date) all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Primary Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

J-1